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Exhibit 32.1

SECTION 906 CERTIFICATION

        In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of Registrant hereby certifies to his knowledge that this quarterly report of Registrant on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: November 7, 2003	/s/ DANIEL GLASSMAN Daniel Glassman Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

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SECTION 906 CERTIFICATION